UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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COMMONWEALTH REIT

(Name of the Registrant as Specified In Its Charter)

CORVEX MANAGEMENT LP

KEITH MEISTER

RELATED FUND MANAGEMENT, LLC

RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

RELATED REAL ESTATE RECOVERY FUND GP, L.P.

RELATED REAL ESTATE RECOVERY FUND, L.P.

RRERF ACQUISITION, LLC

JEFF T. BLAU

RICHARD O’TOOLE

DAVID R. JOHNSON

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Corvex Management LP (“Corvex”) and Related Fund Management, LLC (“Related”) previously filed certain investor presentation slides on April 18, 2013 (the “April 18 Slides”) with the U.S. Securities and Exchange Commission. Page 32 from the April 18 Slides has been revised by Corvex and Related and is attached hereto.

32
Flawed RMR Structure and Poor Corporate Governance
Flawed RMR Structure
We believe CWH’s externally managed structure skews incentives, reduces cash flow through excessive fees, destroys investor confidence, and impairs valuation multiple (off already depressed earnings)
RMR receives fees based on gross historical cost basis, incentivizing growth through acquisitions regardless of returns to CWH shareholders or strategic rationale
– $2.7 billion of net acquisitions and capex since 2007 (over 2x CWH’s recent market cap
(1)
), while CWH book value per share essentially flat
Trustees own less than 1% of CWH stock, but certain trustees own 100% of RMR, skewing their incentives in favor of the external manager
– RMR, a private company, is owned by Barry Portnoy and his son Adam Portnoy
– All executive officers of CWH are also officers of RMR
– Barry Portnoy’s son-in-law is also an officer of RMR
Given these inherent and widely recognized problems, CWH and the other Portnoy REITs are some of the last remaining externally managed publicly traded equity REITs today
(1)
Market cap of $1.3 billion based on a closing price of $15.85 on February 25, 2013, the day prior to Related and Corvex’s first public filing.